UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
                         _____________________________________
FORM 8-K/A
                         _____________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2013

                _____________________________________
Autobytel Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (949) 225-4500
Not Applicable
(Former name or former address, if changed since last report.)
__________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Autobytel Inc., a Delaware corporation ("Autobytel" or "Company"), with the Securities and Exchange Commission on June 21, 2013 ("Original Form 8-K").  The Original Form 8-K reported the final voting results for Proposals 1, 2, 4, 5, 6 and 7 submitted to the Company's stockholders for approval at the Company's 2013 Annual Meeting of Stockholders ("Annual Meeting") held June 20, 2013.
To allow additional time for stockholders to vote on Proposal 3, a proposed amendment to the Company's certificate of incorporation to clarify the board of directors' authority to fix the voting rights of any series of preferred stock created and issued pursuant to the provisions of the certificate of incorporation authorizing the creation and issuance of one or more series of preferred stock, the Annual Meeting was adjourned with respect to the voting on Proposal 3 until July 3, 2013.
Item 5.07	Submission of Matters to a Vote of Security Holders.
At the reconvened Annual Meeting held July 3, 2013, Proposal 3 was approved by the Company's stockholders.  The final voting results for Proposal 3 are as follows:

For	Against	Abstain	Broker Non-Votes
4,531,159	1,260,589	261,282	1,840,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	Autobytel Inc.
	By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

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